UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 2, 2015

INTERPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797

(Commission File Number)	(IRS Employer Identification No.)

4240 International Parkway, Suite 105, Carrollton, Texas	75007

(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2015, Interphase Corporation (the “Company”) provided written notice of its intention not to renew the employment, confidentiality, and non-competition agreement dated July 7, 2014 between Mr. Chang, the Company’s Vice President of Operations and Fulfillment, and the Company. Mr. Chang will continue to serve as the Company’s Vice President of Operations and Fulfillment through July 7, 2015. The Company and its Board of Directors express appreciation for his service.

Once Mr. Chang signs a separation and release agreement with the Company, he will be entitled to severance pay equal to three months of base salary and payment of premiums for individual COBRA coverage for the period during which Mr. Chang is receiving severance payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Jennifer J. Kosharek
Date: June 8, 2015	Title: Chief Financial Officer, Secretary
Vice President of Finance and Treasurer